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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Selected Consolidated Financial Information" and "Experts" and to the use of our report dated February 23, 1997, with respect to the financial statements and schedule of Cellular Communications of Puerto Rico, Inc. included in Amendment #1 to the Registration Statement (Form S-4 No. 333-26055) and related Prospectus of CCPR Services, Inc.



                                                Ernst & Young LLP
San Juan, Puerto Rico
June 13, 1997